Manitex International, Inc. Conference Call Second Quarter 2010 August 11 th , 2010 Exhibit 99.2

Forward Looking Statements
& Non GAAP Measures
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,”
“estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-
looking statements. These factors and additional information are discussed in the Company's filings with the Securities and
Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-
looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation. Manitex believes that this information is useful to understanding its operating results without the impact of special items. See Manitex’s second quarter 2010 earnings release on the Investor Relations section of our website www.manitexinternational.com for a description and/or reconciliation of these measures.

Overview-Second Quarter 2010
• Seeing increased demand from niche market sectors of oil & gas, utilities, military, railway and international
–
Backlog increase of 14% from Q1-2010, with strong contribution from Manitex cranes
–
General construction activity still limited
–
Overall volumes still substantially down from prior years
• Maintaining profitability and generating cash
–
Net income of $0.2 million and EBITDA of $1.7 million
–
Approximately 55% of revenue growth from 2009 acquisitions
–
Gross margin remains strong at 23.6%
• Continuing focus on cost control, working capital and liquidity
• Announced operating agreement for Italian-based container handling company, CVS Ferrari on June 30 (results will be consolidated from Q3
2010 onwards)

Key Figures - Quarterly
USD thousands
Q2-2010 Q2-2009 Q1-2010
Net sales $19,502 $11,848 $21,970
% change in Q2-2010 to prior period
65% (11.2%)
Gross profit 4,607 2,477 5,212
Gross margin %
23.6% 20.9% 23.7%
Operating expenses 3,658 2,446 4,169
Net Income 213 (117) 307
Ebitda 1,732 594 1,823
Ebitda % of Sales
8.9% 5.0% 8.3%
Working capital 29,276 21,304 27,914
Current ratio 2.9 2.9 2.9
Backlog 24,926 14,214 21,830
% change in Q2-2010 to prior period
75.4% 14.2%

Q2-2010 Operating Performance
$000 $000
Q2-2009 Net income (117)
Gross profit impact of increased sales excluding
acquisitions
(Q2-2010 sales less Q2-2009 sales at Q2-2009 gross profit % of
20.9%)
730
Benefit from improved margin
(Q2-2010 gross profit % - Q1-2009 gross profit % multiplied by  Q2-
2010 sales)
520
Increase in gross margin excluding acquisitions 1,250
Increased SG&A expenses
Increased restructuring costs
Increased R&D
(425)
(60)
(77)
Interest & Other income / (expense) (228)
Tax
Acquisitions
(210)
80
Q2-2010 Net income $        213

Working Capital
$000 Q2 2010 Q4 2009 Q2 2009
Working Capital $29,276 $25,578 $21,304
Days sales outstanding 69 67 66
Days payable outstanding 57 73 68
Inventory turns 2.2 1.7 1.7
Current ratio 2.9 2.8 2.9
•Increase in working capital Q2-2010 v Q4-2009 principally from increased cash ($1.2m), accounts receivable ($3.8m) offset by reduced inventory
($0.7m) and increased accounts payable and accruals ($0.9)
•Continued strength of current ratio

Debt and Liquidity
$000 Q2-2010 Q4-2009 Q2-2009
Total Cash 1,485 287 97
Total Debt 34,955 33,511 25,142
Total Equity 41,049 40,428 35,162
Net capitalization 74,519 73,652 60,207
Net debt / capitalization 44.9% 45.1% 41.6%
Quarterly EBITDA 1,732 426 594
Quarterly EBITDA % of sales 8.9% 2.9% 5.0%
•Ebitda
for Q2-2010 at 8.9% of sales is best performance since Q3-2007
•Net debt reduction in Q2-2010 of $0.7m: Net usage on lines of credit $0.9m, repayment on notes and leases ($0.6m)
•Revolver facility, based on available collateral at June 30, 2010 was $22.4m
•Total availability, including cash, at June 30, 2010 $4.6m
•Net capitalization is the sum of debt plus equity minus cash.
•Net debt is total debt less cash

Commercial Update
• Increasing demand from niche market sectors of energy, utilities, military, railway and international; general construction activity still limited
–
Backlog increase of 14% from Q1-2010, led by Manitex cranes
–
Manitex much stronger. Badger still very active with railroads
–
Middle East and Canada markets being driven by these niche sectors and their less challenged economic conditions
• Niche markets requiring higher tonnage / higher margin units
–
Confirms strategic positioning and product diversity
•
Continued success of newly introduced products.
–
Additional product launches planned for Q3 and Q4 2010
• Power construction strong; continue to expect improvements in energy exploration and international sectors

CVS Ferrari Update
•
CVS SPA admitted to Italian equivalent of Chapter 11
–
Specializes in container handling equipment, a high growth sector. Strong presence globally except
N. America
–
CVS SPA had revenues of $109 million in 2008
–
Backlog of orders and spare parts inventory at June 30
th
2010 will contribute to group
sales
•
Manitex Italian subsidiary established to operate the business
–
2 year operating agreement
–
Manitex International management put in place
–
During Q3 / Q4 will build out backlog, provide customer service and parts, and secure new orders from dealer network
–
Sales from July 1 2010 going forward are consolidated into Manitex International
•
Opportunity has possibility for transformational effect on Manitex
–
Global product with extensive presence in EMEA and Far East and S. America, with potential to leverage Manitex strengths in N. America
–
Access to higher growth economies and container / inter-modal markets
–
European design and manufacturing center

Summary
•
Continuing to exploit improving demand picture in
niche markets
–
Overall markets showing stability, optimistic about future
demand increases
–
Company positioned well to benefit from any future
macroeconomic upturn
•
Profitable and generating cash
–
Gross margin performance being maintained
•
Cost structure has been streamlined
•
Market share is increasing
•
CVS Ferrari is significant opportunity for growth